REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and the Shareholders of the Met
Investors Series Trust composed of the portfolios listed in Schedule A the Portfolios

In planning and performing our audits of the financial statements of Met Investors Series Trust the Trust including the portfolios, as of and for the year ended December 31 2006 in accordance with the standards of the Public Company Accounting Oversight Board United
States, we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolios internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a portfolios assets that could have a material effect on the financial statements.

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency or combination of control deficiencies that adversely affects the companys ability to initiate authorize record process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board United States. However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation including controls for safeguarding securities, that we consider to be a material weakness as defined above as of December 31 2006.

This report is intended solely for the information and use of management and the Board of Trustees of Met Investors Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Deloitte and Touche LLP

Boston, Massachusetts
February 20 2007



SCHEDULE A


MET INVESTORS SERIES TRUST
YEAR ENDED DECEMBER 31 2006


Batterymarch Growth and Income Portfolio
Batterymarch Mid-Cap Stock Portfolio
BlackRock High Yield Portfolio
BlackRock Large-Cap Core Portfolio
Cyclical Growth and Income ETF Portfolio
Cyclical Growth ETF Portfolio
Dreman Small-Cap Value Portfolio
Goldman Sachs Mid-Cap Value Portfolio
Harris Oakmark International Portfolio
Janus Capital Appreciation Portfolio
Lazard Mid-Cap Portfolio
Legg Mason Aggressive Growth Portfolio
Legg Mason Partners Managed Assets Portfolio
Legg Mason Value Equity Portfolio
Loomis Sayles Global Markets Portfolio
Lord Abbett America's Value Portfolio
Lord Abbett Bond Debenture Portfolio
Lord Abbett Growth and Income Portfolio
Lord Abbett Mid-Cap Value Portfolio
MetAIM Capital Appreciation Portfolio
MetAIM Small Cap Growth Portfolio
METPutnam Capital Opportunities Portfolio
MetLife Aggressive Strategy Portfolio
MetLife Balanced Strategy Portfolio
MetLife Defensive Strategy Portfolio
MetLife Growth Strategy Portfolio
MetLife Moderate Strategy Portfolio
MFS Emerging Markets Equity Portfolio
MFS Research International Portfolio
MFS Value Portfolio
Neuberger Berman Real Estate Portfolio
Oppenheimer Capital Appreciation Portfolio
Pioneer Fund Portfolio
Pioneer Mid-Cap Value Portfolio
Pioneer Strategic Income Portfolio
RCM Global Technology Portfolio
Strategic Conservative Growth Portfolio
Strategic Growth and Income Portfolio
Strategic Growth Portfolio
T. Rowe Price Mid-Cap Growth Portfolio
Third Avenue Small Cap Value Portfolio
Turner Mid-Cap Growth Portfolio
Van Kampen Comstock Portfolio
Van Kampen Mid-Cap Growth Portfolio